AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.     Security Purchased:        O 4.65%  08/01/2023
2.     Cusip Number:              756109AP9
3.     Date of Purchase:          07/09/2013
4.     Broker Name:               Citigroup
5.     (Cannot purchase directly from PNC Affiliated Underwriter)

6. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment
objectives: (ii) tax-exempt targets; (iii) maturity targets;
(iv) duration / convexity; (v) diversification; (vi)spread;
and any other considerations pertinent to the account:
Yes______X__     No________(only for separately managed
accounts subadvised  by PNC Capital)

7.     Issuer:  Realty Income Corp

8.     Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

9.          Aggregate principal amount
     of purchase:           $2,000,000

10.     Aggregate principal amount
     of offering:           $750,000,000

11.     Purchase price (net of fees and expenses):      99.775

12.     Date offering commenced:      July 9, 2013

13.     Offering price at end of first day on which any sales were
made:      99.775

14.     Commission, spread or profit:

15.     Have the following conditions been satisfied:
                                             Yes                      No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?                          _____X______     ___________

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered
to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                  ____X_______     ___________

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by
each other purchaser of securities in
that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer)
or, if a rights offering, the securities
were purchased on or before the fourth
day preceding the day on which  the
rights offering terminated.                  _____X______     ___________

d. The underwriting was a firm
commitment underwriting?                     _____X______     ___________

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                            _____X______     ___________

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of
predecessors).                             ______X_____     ___________


g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25%
of the principal amount of the
securities being offered, or (ii) if
purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                      _____X______     ___________

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                           ______X_____     ___________

      Portfolio Manager(s) (Name): Sean Rhoderick
      Signature(s): _________________________________
     Date: __7/9/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):          ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number      Par           Exec Price
Account          Account Name           Par                 Exec Price
carm0009        PNC BOND FUND         200000                 99.775
carm0016        PNC INTERMEDIATE      365000                 99.775
                BOND FUND
carm0fi7        PNC BALANCED          50000                  99.775
                ALLOCATION FUND -
                FIXED INCOME
cn000172                              10000                  99.775
cn000240                              10000                  99.775
cn000440                              15000                  99.775
cn000498                              10000                  99.775
cn000515                              55000                  99.775
cn000519                              10000                  99.775
cn000540                              10000                  99.775
cn000984                              5000                   99.775
cn001025                              30000                  99.775
cn001083                              10000                  99.775
cn001279                              5000                   99.775
cn001457                              5000                   99.775
cn001459                              15000                  99.775
cp000498                              15000                  99.775
cp000663                              35000                  99.775
cp000664                              25000                  99.775
cp000668                              5000                   99.775
cp001040                              40000                  99.775
cp001261                              5000                   99.775
cp001262                              5000                   99.775
cp001265                              10000                  99.775
cp001388                              20000                  99.775
cp002190                              10000                  99.775
cp003568                              20000                  99.775
cp003570                              15000                  99.775
cp004150                              25000                  99.775
cp005072                            45000                   99.775
cp005328                            10000                   99.775
cp005862                            15000                   99.775
cp007445                            65000                   99.775
cp007605                            15000                   99.775
cp007615                            25000                   99.775
cp009057                            20000                   99.775
cpx01402                            40000                   99.775
cpx04396                            10000                   99.775
cpx04422                            15000                   99.775
cx000015                            10000                   99.775
cx000038                            15000                   99.775
cx000043                            250000                  99.775
cx000135                            5000                    99.775
cx000154                            10000                   99.775
cx000159                            10000                   99.775
cx000244                            5000                    99.775
cx000318                            10000                   99.775
cx000324                            5000                    99.775
cx00032                             65000                   99.775
cx000330                            5000                    99.775
cx000332                            165000                  99.775
cx000333                            165000                  99.775
cx000338                            10000                   99.775
cx000350                            10000                   99.775
cx000365                            10000                   99.775
in002137                            5000                    99.775
in002444                            5000                    99.775
in003259                            5000                    99.775